U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Woodstock Tree Farms, Inc.

(Name of Small Business Issuer in its charter)

Nevada	0811	91-2070806
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

83-888 Ave. 51, Coachella, CA 92236. Phone: (760) 398-9700 Fax (760) 398-3202

(Address and telephone number of Registrant is principal executive offices and principal place of business)

Jody Walker 7841 South Garfield Way, Littleton, Colorado 80122.

Phone: (303)-850-7637 Fax: (303)-220-9902

(Name, address, and telephone number of Special Securities Counsel for SB-2 Registration)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus Is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common shares	676,000	$.25	$169,000	$46.99

* Price determined solely for calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Woodstock Tree Farms, Inc.

676,000 shares of Common Stock

Woodstock Tree Farms runs a date palm fruit bearing tree farm situated in the Coachella Valley.

The 676,000 common shares being offered in this prospectus, are being sold by the selling security holders. We will not receive any of the proceeds from the sales of the 676,000 common shares being sold by the selling security holders. We will not pay commissions on stock sales.

No public market currently exists for our common shares. The offering price may not reflect the market price of our common shares after the offering.

The offering will terminate on or before March 31, 2002.

Consider carefully the risk factors beginning on page 5 in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS PAGE

CALCULATION OF REGISTRATION FEE 1PROSPECTUS 2PROSPECTUS SUMMARY 5RISK FACTORS 6

SELLING SECURITY HOLDERS 8

GENERAL BUSINESS DESCRIPTION 13

EMPLOYEES-GOVERNMENT REGULATION 14

SEASONALITY-COMPETITION-MARKETING STRATEGY-DISTRIBUTION-

USE OF PROCEEDS-PLAN OF DISTRIBUTION 15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS 16

EXECUTIVE COMPENSATION-SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT 17

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION 18

LIQUIDITY AND CAPITAL RESOURCES-RESULTS OF FIRST QUARTER

2001&0-PLAN OF OPERATION 19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-MARKET FOR COMMON

EQUITY AND RELATED STOCKHOLDER MATTERS- DESCRIPTION OF

SECURITIES 20

DIVIDENDS-POSSIBLE ANTI-TAKEOVER EFFECTS-LEGAL PROCEEDINGS 22

FINANCIAL STATEMENTS 24

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS 30

EXHIBIT LIST 32

Prospectus Summary

Woodstock Tree Farms, Inc. was incorporated under the laws of Nevada on February 23, 2000.

Our offices are located at 83-888 Ave. 51 Coachella, CA 92236. Phone (760) 398-9700

Woodstock Tree Farms has a 9.5 acre irrigated date palm fruit bearing tree farm. The facility has about 200 mature fruit bearing date palms and about 500 newly planted date trees that will bear fruit in about eight years. The land is situated in the Coachella Valley.

Selling Security Holders. 676,000 common shares

Common shares outstanding prior to the offering . 2,000,000 shares

Common shares to be outstanding after the offering. 2,000,000 shares

Sales by Selling Holders. We are registering common shares on behalf of selling security holders in this prospectus. We will not receive any cash or other proceeds in connection with the subsequent sales. We are not selling any common shares on behalf of selling security holders and have no control or affect on these selling security holders.

No Public Trading Market. Our common shares are not trading on any public market. We intend to apply for trading on the Over The Counter Bulletin Board following the registration of the selling security holders' common shares.

RISK FACTORS

Our business is subject to numerous risk factor, including the following.

We have not conducted any significant operations to date and have not generated any significant revenues. You may lose your entire investment.

Since our incorporation, our activities have been principally devoted to positioning ourselves to achieve our business objectives. We have had operating revenue of $27,700 for the year ended December 31, 2000 and $10,000 for the three months ended March 31, 2001. We expect to incur losses and administrative expenses until we can generate increased revenues from any of our proposed operations. Since inception, we have an accumulated deficit of $31,167. If we cannot generate significant revenues, you may lose your entire investment.

Our officers and directors serve Woodstock Tree Farms, Inc. in a part time capacity. Conflicts of Interest may not be resolved in the best interest of Woodstock Tree Farms, Inc.

The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors. Certain conflicts of interest may exist between Woodstock Tree Farms, Inc. and our officers and/or directors which may not be resolved in the best interest of Woodstock Tree Farms, Inc.

In addition, conflicts of interest may not arise in the area of corporate opportunities which can not be resolved through arm's length negotiations All of the potential conflicts of interest will be resolved only through exercise by the directors of their judgement as is consistent with their fiduciary duties to Woodstock Tree Farms, Inc.

If our common stock has no active trading market, you may not be able to sell your common shares at all.

We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

The selling security holders may have liability because of their status as underwriters.

They may sue us if there are any omissions or misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

The liquidity of our common stock would be restricted even after public listing if our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of our common stock on the OTC Bulletin Board is below $5.00 per share, our common stock will come within the definition of a "penny stock." As a result, it is possible that our common stock may become subject `to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser's written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect the ability to resell our common stock.

Water Availability

The water availability depends on the availability of canal water from Coachella Valley Water Company. If the availability of low cost canal agriculture water was not available, the income statement down the line may be greatly impaired. Water is currently available at $14 per acre foot. If the cost should go as high as $20 per acre foot, this cost will inhibit profits.

Specimen Trees

We intend to sell specimen trees as decoration for new construction in single family dwellings, shopping malls etc. This market will be greatly influenced by housing starts, interest rates and other factors that we would have no control over.

starts

Selling Securitiy Holders

Woodstock Tree Farms, Inc. shall register pursuant to this prospectus 676,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders

The following list represents shareholders whose shares will be registered under this offering.

Amount Total # % Owned Number % Owned

Being Owned Prior to Shares After

Name and Address Registered Currently Offering After Offrng Offrng

Gloria Acuna 3,000 3,000 .15% -0- 0.0%

80-260 Ave. 50

Indio, CA 90201

Tommy Acuna 3,000 3,000 .15% -0- 0.0%

83-888 Ave. 51

Coachella, CA 92236

Diego Andrade 3,000 3,000 .15% -0- 0.0%

81825 Ave. 48

Indio, CA 92201

Randall A. Baker 40,000 80,000 4.00% 40,000 2.0%

P.O. Box 1025

Morongo Valley, CA 92256

Annette Baine 13,000 13,000 .65% -0- 0.0%

Box 347

Lake Arrowhead, CA 92352

Michael Baine 6,000 6,000 .30% -0- 0.0%

Box 347

Lake Arrowhead, CA 92352

Robert Cooper 6,000 6,000 .30% -0- 0.0%

83265 Ave. 50

Coachella, CA 92236

Carlos Cremaschi 6,000 6,000 .30% -0- 0.0%

78-365 Highway 111 #162

La Quinta, CA 92253

Patricia J. Davis 3,000 3,000 .15% -0- 0.0%

10733 Rutledge Road

Ottumwa, Iowa 52501

Pamela Farr 3,000 3,000 .15% -0- 0.0%

3 7990 Peterson Road

Rancho Mirage, CA 92270

George Gilstrap 13,000 13,000 .65% -0- 0.0%

P.O. Box 896

Indio, CA 92202

Roselyn Hall 3,000 3,000 .15% -0- 0.0%

P.O. Box 1191

Fort Smith, AR 72902

Laurie Healy 3,000 3,000 .15% -0- 0.0%

4 2785 Caballeros Drive

Bermuda Dunes, CA 92201

Hulvin International 250,000 250,000 12.50% 250,000 12.0%

Kathy Jones 6,000 6,000 .30% -0- 0.0%

P.O. Box 3854

Palm Desert, CA 92261

KNC Investments 6,000 6,000 .30% -0- 0.0%

Profit Sharing Plan

1100 E. William St. #207

Carson City, NV 89701

Michael Kerns 3,000 3,000 .15% -0- 0.0%

2910 Durand Drive

Los Angeles, CA 90068

Sally J. Kerns 8,000 8,000 .40% -0- 0.0%

2910 Durand Drive

Los Angeles, CA 90068

Erin Kovacs 6,000 6,000 .30% -0- 0.0%

54450 Avenida Juarez

LaQuinta, CA 92253

Richard Krayenhagen 3,000 3,000 .15% -0- 0.0%

6226 Patty Peart Way

Carmichael, CA 95608

Norbert Le Boeuf 40,000 80,000 4.00% 40,000 2.0%

P.O. Box 3171

Palm Springs, Ca 92262

Apolinar Lua 8,000 8,000 .40% -0- 0.0%

84-360 Marguarita Street

Coachella, CA 92236

Elazar Lua 8,000 8,000 .40% -0- 0.0%

82-898 Via Turin

Indio, CA 92201

Victor Lua 6,000 6,000 .30% -0- 0.0%

84-360 Marguarita St.

Coachella, CA 92236

Magellan Capital Corp.

83-888 Ave. 51 86,000 860,000 10.0% 774,000 38.70%

Coachella, CA 92236

Magellan Capital Corp.

Profit Sharing Plan 20,000 200,000 10.00% 180,000 9.0%

Coachella, CA 92236

Sally McManus 3,000 3,000 .15% -0- 0.0%

P.O. Box 53

Morongo Valley, CA 92256

J. Ramon Martinez 13,000 13,000 .65% -0- 0.0%

    Calle Sonora

La Quinta, CA 92253

Dempsey K. Mork 40,000 80,000 4.00% 40,000 2.0%

80-260 Ave. 50

Indio, CA 90208

N & K Enterprises 3,000 3,000 .15% -0- 0.0%

829 Francis Dr.

Palm Springs, CA 92263

Ralph Pescadore 6,000 6,000 .30% -0- 0.0%

85-855 Ave. 61

Thermal, CA 92274

Gary Peskin 8,000 8,000 .45% -0- 0.0%

6105 West 6th Street

Los Angeles, CA 90048

Rose L. Peskin 8,000 8,000 .45% -0- 0.0%

6105 West 6th Street

Los Angeles, CA 90048

RAB Investments 8,000 8,000 .45% -0- 0.0%

P.O. Box 1025

Morongo Valley, CA 92256

Jorge Saenz 3,000 3,000 .15% -0- 0.0%

83-888 Ave. 51

Coachella, CA 92236

Donald Steele 3,000 3,000 .15% -0- 0.0%

41-800 Washington #105

Bermuda Dunes, CA 92201

Richard Stevenson Trust Dtd 7/17/91

P.O. Box 1350 6,000 6,000 .30% -0- 0.0%

Morongo Valley, CA 92256

Gillian Swarbrick 6,000 6,000 .30% -0- 0.0%

78-365 Hwy 111 #162

La Quinta, CA 92253

Lucindo Vasquez 3,000 3,000 .15% -0- 0.0%

80-260 Ave. 50

Indio, CA 90201

LarryVera 3,000 3,000 .15% -0- 0.0%

47-731 Tulip

Indio, CA 92201

Donald Boyd Wright Trust Dtd 7/17/91

P.O. Box 1025 8,000 8,000 .45% -0- 0.0%

Morongo Valley, CA 92256

----------- ---------- ----- -------- --------

Total 676,000 2,000,000 100.% 1,324,000 66.2%

====== ====== ==== ======= ====

Included in the above list are the following officers and directors:

Total # % of

Name Title Shares 2M shares

Dempsey K. Mork Pres/Dir 80,000 4.0

Randall A. Baker Secy/Dir 80,000 4.0

Norbert Le Boeuf V.P./Controller 80,000 4.0

The following entities are affiliates which have 5% or more of the 2 million shares issued:

Total # % of

Company Name Owned By Shares 2M shares

Magellan Capital Corp. D.K. Mork 860,000 43.0

Magellan Prof. Shar. Plan D.K. Mork 200,000 10.0

Hulven International R. Mortara 500,000 25.0

Woodstock Tree Farms, Inc.

Woodstock Tree Farms, Inc. was organized under the lasw of the state of Nevada on February 23, 2000. Our executive office is currently located at 83-888 Avenue 51, Coachella, CA 92236. The telephone number is (760)398-9700. This office is actually shareholder Dempsey K. Mork's office. The office consists of 2700 square feet. Mr. Mork's office is adequate space for Woodstock's office due to the limited operations of the company. Mr/ Mork provides this space free of charge.

Woodstock currently owns a tree farm on 9.5 acres of irrigated land. A Mortgage was assumed on February 29, 2000 with a ten year note payable at 8.0% per annum. Monthly payments of$1,237.93 commenced on March 15, 2000, continuing until February 15, 2010, at which time all unpaid sums of principle and any accrued will immediately become due and payable. The outstanding balance at March 31, 2001 and December 31, 2000 were $144,601.29 and $145,412.08 respectively.

The legal description of this real property is described as follows in the coounty records of Riverside County, state of California:

Te South 1/2 of lot 11 of the Subdivision of section 1. Township 6 South, Range 7 East, San Bernardino Base and Meridian, as shown by Map on file in Book 4, Page 63 of Maps, Riverside County Records.

The date fruit benefits from applications of the recent biotechnology is of plant tissue culture and plant molecular biology. Slow growth, dioecy (separate male and female trees), the slow offshoot-based propagation system and the impossibilities of predicting adult characteristics of the seedlings have severely restricted improvement of this ancient tree crop. The nutritional value of the relatively easy-to-store date fruit is high with sugars comprising up to 70% of the fruit ( in most varieties the sugar component consists of glucose and fructose). Dates are also good sources of iron, potassium, calcium, magnesium, sulfur, copper and phosphorus, along with various vitamins, including thiamine, riboflavin, biotin, folic and ascorbic acid. Secondary products generated from fruits are syrups, jams, ice creams, baby foods, alcoholic beverages and soft drinks. The advantage of the tree is its resilience, its long term productivity and its multiple purpose attributes.

For centuries, the propagation of date palms by offshoots was the only commercial method of vegetative propagation used in date palm growing regions of the world to multiply up the best varieties. These offshoots are produced from axillary buds situated on the base of the trunk during the juvenile life of the palm. Offshoots develop slowly and the numbers of these are limited and are produced only within a certain period in the mother palm's life. The low number of transplantable offshoots available in the life time of a selected tree varies from 10 to 30 depending on the cultivar and the cultivation practices used. No field-based methods are as yet available with which to increase the numbers of offshoots produced by each tree. Offshoots have to be large enough (i.e. 10 to 12 kg) to survive when transplanted in the field, a process of regeneration that can take up to 10 years.

Sexual propagation is the most convenient method by which to propagate date palm: seeds can be stored for years, they germinate easily and are available in large numbers. However, this method can not be used commercially for propagating the cultivars of interest in a true-to-type manner for several reasons. The most obvious is the heterozygous characteristics of seedlings which is related to the dioecious nature of the date palm: half of the progeny are generally male, which produce no fruits, and large variations in phenotype can occur in progeny. Furthermore, no method is known at the present for sexing date palm at an early stage of tree development. It is therefore not possible to eliminate non-productive male trees in the nursery before plantation on a field scale. Another important drawback of seed propagation is that the growth and maturation of seedlings is extremely slow. A date palm seedling may take 8 to 10 years or more before fruiting occurs. For all of these reasons, propagation by seed is not practiced by farmers and this propagation method is used only in exceptional cases when supplies of offshoots are unavailable.

Date palm breeding is hampered by the long generation cycles of trees. It usually takes more than 30 years to complete three back-crosses and to obtain the first offshoots from an inter-varietal cross. To produce sufficient offshoots for testing in the field, other generations are required and if the breeding target is yield or fruit quality even more time will be needed as a date palm does not reach full commercial production for 10 years. It is therefore not surprising that little date palm breeding has been achieved using traditional approaches. In order to speed up the progress of date palm breeding programs, biotechnology tools of tissue culture and genetic engineering can now effectively speed up all of the above processes and in addition genetic fingerprinting can be used to generate quicker and more precise analyses of elite clones and varieties, thus taking years off the traditional methods.

Woodstock has 200 trees ranging from 5 to 8 years of age and has recently added 300 young trees, for a total of 500 trees. Woodstock expects to harvest the shoots produced each year and replant them on the farm to increase the farms tree count and to replace any trees sold as specimen landscape trees. Woodstock intends to earn revenue for its date crop and the sale of specimen trees for landscaping.

Employees

Woodstock has three employees, Dempsey K. Mork, President, Randall A. Baker, Secretary, and Norbert Le Boeuf, Controller. All serve without remuneration.

Government Regulation

The tree farms operations of Woodstock are under the regulations of County of Riverside California, State of California. The date fruit tree harvesting is subcontracted to local date tree farm operators..

Seasonality of Business

The harvesting of the date fruits is done during the late summer and fall of each year. The selling and transplanting of specimen landscape trees can take place year round.

Competition

There are many local large tree farms that haven't date fruits. Most of them act through brokers and coops with the food processors. Woodstock is a very small operation in their location. The selling and transplanting of specimen landscape trees is normally done through gardening and Nursery chain stores.

Marketing Strategy

Because of its size, Woodstock plans on continuing its present course of operations of harvesting and selling its date tree fruit through other date tree farms operators.

Distribution

Until Woodstock reaches a much larger people of operations, distribution of Woodsstock's date fruit will continue to be on a subcontracted basis through other larger local farm operators.

Use of Proceeds

We will not receive any of the proceeds from the offer and sale of the shares by the selling shareholders.

Plan of Distribution

The shares of common stock covered by this registration statement may be sold from time to time by the holders of such shares. Any such sales will be affected on such terms and conditions as the holder may establish. The company will not participate directly or indirectly in establishing the terms and conditions of any such sale.

Directors, Executive Officers, Promoters,

and Control Persons

The names, ages, and respective positions of the directors, officers, and significant employees of Woodstock Tree Farms, Inc. are set forth below. Mr. Dempsey K. Mork and Randall A. Baker have held their positions since February 23, 2000. Each director and officer shall serve for a term ending on the date of the fifth Annual Meeting. There are no other persons, who can be classified as a promoter, or controlling person of Woodstock Tree Farms, Inc.

Dempsey K. Mork, Age 59. President, Chief Executive Officer

Randall A. Baker, Age 57. Secretary/Director

Business Experience.

Dempsey Mork is the majority shareholder, President, and Chairman of the Board of Woodstock Tree Farms, Inc. since its formation. Mr. Mork is an officer and director in the following corporations: Magellan Capital Corporation,

Animal Cloning Sciences, Inc., Knickerbocker Capital Corporation,

Apex Capital Group, Inc., Northstar Ventures, Inc., Asian Financial, Inc.,

Orion U.S.A. Inc., Southwest Holding and Development, and Stonebridge

Investment, Inc. One of Mr. Mork's business activities is bringing private companies public through a takeover/merger with a public company. In addition, Mr. Mork assists these companies in complying with securities regulations, and raising capital. Mr. Mork has helped arrange over twenty takeover/mergers in the past 10 years. Most of these transactions involved

European and Chinese companies, which became US public companies. Beginning in 1992 through 1996 Mr. Mork maintained offices in Geneva, Switzerland and for part of that time in Hong Kong. During this period, in addition to takeover/mergers, Mr. Mork arranged financing for small US public companies from European and Asian financial institutions.

Randall A. Baker attended the University of Minnesota. After a tour in the United

States Navy and a navigation teaching stint in San Francisco, he began his investment career with the Pacific Coast Stock Exchange followed by employment with a number of major brokerage houses. He then was employed for twenty years as Executive Vice President with Wm. Mason & Company, an Investment Counseling firm in Los Angeles. Mr. Baker designed and implemented all data systems,

was responsible for trading, personnel and was the client/broker liaison. Mr. Baker is currently employed as the Vice President for Magellan Capital Corporation, a merger and acquisition firm.

Executive compensation.

(a) No officer or director of Woodstock is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation. However, the Company proposes to create such a plan in the future depending on the success of the Company.

(c) No remuneration is proposed to be in the near future, either directly or indirectly by the corporation to any officer or director under any plan which is presently existing. However, the Company proposes to create a plan in the future depending on the success of the Company.

Security Ownership of Certain

Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by Woodstock Tree Farms, Inc. to own beneficially, more than 5% of Woodstock's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

Title of Class Name of Beneficial Amount and Nature Percent

Owner of Beneficial Of Class

Owner

Common Stock Dempsey K. Mork 80,000 4.00%

83-888 Ave. 51

Coachella, CA 92236

Common Stock Randall A. Baker 80,000 4.00%

83-888 Ave. 51

Coachella, CA 92236

Common Stock Norbert L. Leboeuf 80,000 4.00%

83-888 Ave. 51

Coachella, CA 92236

Common Stock Hulven International 500,000 25.00%

83-888 Ave. 51

Coachella, CA 92236

Common Stock Magellan Capital Corp. 860,000 43.00%

83-888 Ave. 51

Coachella, CA 92236

Common Stock Magellan Capital Corp. 200,000 10.00%

Profit Sharing Plan

83-888 Ave. 51

Coachella, CA 92236

------------- ---------

1,800,000 90.00%

======== ======

None of the Officers, Directors or existing shareholders have the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

All shareholders have sole voting and investment power.

Management's Discussion and Analysis or Plan of Operation

Comparison of Fiscal 2000 and 1999

Woodstock Tree Farms, Inc. (the "Company) was incorporated on February 23,2000 and commenced operations in the first quarter of its fiscal year 2000. Therefore there is no comparison of the results to the prior year.

The loss for the year ended December 31, 2000 was $25,123. Revenues were $27,700. The loss was due to normal operating expenses of $27,944 and general and administrative expenses of $19,879.

On February 29, 2000, the company acquired an existing tree farm on 91/2 acres of land for $ 185,000 from a related party, Mr. Dempsey K. Mork/Magellan Capital Corporation, which had been purchased for $185,000 on February 15, 2000. During the period ending December 31, 2000, capital improvements were made amounting to $120,376 for planting new trees and upgrading farming facilities and buildings.

Liquidity and Capital Resources

Funding for the company's operation for this period was provided by Magellan Capital Corporation in the amount of $113,864 and Hulven International in the amount of $50,000. $53,000 of Magellan's funding and $25,000 of Hulven's funding was converted into 1,560,000 shares of the company's common stock at $.05 per share. 240,000 shares were issued to the officers of the company for past services rendered at the stated par value of $.01 per share.

The company had an accumulated deficit of $25,123 as of the end of its first fiscal year of operations and a positive net equity of $55,277. Total assets are $311,553 and the outstanding mortgage on the property is $145,412.

During the first quarter of year 2001, the company raised $50,000 by selling 200,000 shares of its common stock at $.25 per share.

Losses and cash flows will continue to be negative for the foreseeable future. Magellan Capital Corporation and Hulven International are committed to provide the necessary funding to the company. Achieving a level of profitable operations sufficient to meet obligations as they become due remains a goal of the company.

Results of First Quarter 2001 and 2000

Losses for these two periods were $6,044 and $3,137, respectively. Revenues were $10,000 and $0.00. The losses were due to normal operating expenses of $6,971 and $1,950 and general and administrative expenses of $4,073 and $1,187. Total assets at the end of the first quarter 2001 were $355,406, an increase of $43,853. Net equity at March 31, 2000 was a positive $99,233 as compared to $55,277 at the end of fiscal year 2000.

Plan of Operation

Woodstock Tree Farms is located in the Coachella Valley of Riverside County in the state of California. This area is one of the fastest growth areas of the country for construction of residential and support commercial developments which are required to meet the continuing population growth. This is substantiated by the Government's Year 2000 Census which reflected an overall population growth in excess of 30% during the last decade. The census report reflects the same rate of growth for the next 10-20 years. Demand for trees used for landscaping will continue to follow these growth trends.

During the next twelve months, the company intends on seeking a private placement for $25,000 and if unsucessful it will liquidate $25,000 woth of its tree inventory.

Certain relationships and related transactions.

The following relationships and related transactions have been in effect since Woodstock's Incorporation date of February 23, 2000.

  Dempsey K. Mork, President, and Randall A. Baker, Secretary, were the incorporators of Woodstock Tree Farms, Inc. on February 23, 2000. Both are still serving in these positions and are directors of the company.

2. Magellan Capital Corporation, owned by Dempsey K. Mork, transferred 100% ownership of the 9.5 acre tree farm to Woodstock Tree Farms, Inc. on February 29, 2000 for $185,000 which was the original acquisition cost of the purchase on February 15, 2000. In addition to this, Magellan Capital Corporation along with Hulven International Ltd., have provided the funding for the payment of all costs and expenses from February 23, 2000 to this current period.

Market for common equity and related stockholder matters.

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

Description of securities.

General description.

The securities being registered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $.001. The holders of the Shares:

have equal ratable rights to dividends from funds legally available therefore, when as, and if declared by the board of directors of Woodstock Tree Farms, Inc. ;

are entitled to share ratably in all of the assets of Woodstock Tree Farms, Inc. available for distribution upon winding up of the affairs of Woodstock Tree Farms, Inc.;

do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and

are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights:

cumulative or special voting rights;

preemptive rights to purchase in new issues of shares;

preference as to dividends or interest;

preference upon liquidation; or

any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise.

As of this date of this Form SB-2, Woodstock Tree Farms has 2,000,000 common shares outstanding.

Dividends.

Woodstock does not currently intend to pay cash dividends. Woodstock's proposed dividend policy is to make distributions of its revenues to its stockholders when Woodstock's Board of Directors deems such distributions appropriate. Because Woodstock does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.

There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Woodstock Tree Farms, Inc.

A distribution of revenues will be made only when, in the judgment of Woodstock's Board of Directors, it is in the best interest of Woodstock's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investor's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Woodstock's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible anti-takeover effects of authorized but unissued stock.

Upon the completion of this registration, Woodstock Tree Farms, Inc.'s authorized but unissued capital stock will consist of 98,000,000 shares of common stock and 1,000,000 shares of preferred stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Woodstock by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Woodstock's management.

If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Woodstock's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Legal Proceedings

Woodstock is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Woodstock has been threatened.

Interest of named experts and counsel.

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

Disclosure of commission position on indemnification for securities act liabilities.

No director of Woodstock will have personal liability to Woodstock or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Woodstock or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Woodstock in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Woodstock are accountable to Woodstock as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting

Woodstock. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Woodstock, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management..

Shareholders who have suffered losses in connection with the purchase or sale of their interest in Woodstock in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the company.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Financial statements

WOODSTOCK TREE FARMS, INC.

BALANCE SHEET

YEAR ENDING DECEMBER 31, 2000

ASSETS

Current Assets

Cash and Equivalents $ 15,000

Tree Farm 188,675(1)(2)(7)

Total Current Assets $203,675

Fixed Assets

Buildings, less Accumulated

Depreciation $1,375 (3) $ 13,625(1)

Capital Improvements, less

Accumulated Depreciation $2,448(3) 24,253(2)

Total Fixed Assets 37,878

Land 70,000(1)

TOTAL ASSETS $311,553

=====================================================================

LIABILITIES & SHAREHOLDERS' EQUITY

LIABILITIES

Current Liabilities

Accrued Liabilities $ 15,000

Accounts Payable 10,000

Notes Payable-Operating Advances 85,864(5)

Total Current Liabilities $110,864

Long Term Liabilities

Notes Payable-

Mortgage on Land and Buildings $145,412(4)

TOTAL LIABILITIES $256,276

SHAREHOLDER'S EQUITY

Common Stock, Par Value $.001 per share;

Authorized 100,000,000 Shares; Issued

and Outstanding 1,800,000 shares $ 1,800

Paid-In Capital 78,600

Total Common Stock $ 80,400(6c)

Accumulated (Deficit) (25,123)

TOTAL SHAREHOLDERS' EQUITY 55,277

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY $311,553

=====================================================================

The accompanying financial footnotes are an integral part of the financial statements.

WOODSTOCK TREE FARMS, INC.

INCOME STATEMENT

FOR THE PERIOD

FEBRUARY 23, 2000 TO DECEMBER 31, 2000

REVENUES

Sale of Products $ 27,700

Other Misc. Income -0-

TOTAL REVENUES $ 27,700

COST OF PRODUCTS SOLD/COST OF TREES -5,000(7)

GROSS PROFIT ON SALE OF PRODUCTS $ 22,700

COST OF GOODS SOLD

Overhead/Operating Expenses

Farming Labor Services $ 5,200

Tree Services (Care & Feeding) 9,333

Utilities Expense 3,058

Material Supplies 5,030

Maintenance Services 1,500

Depreciation Allowance/Fixed Assets 3,823(3)

TOTAL COST OF GOODS SOLD 27,944

GROSS OPERATING PROFIT (LOSS) (5,244)

SALES, GENERAL & ADMIN.EXPENSES

Consulting/Service Rendered Officers/Associates $2,400(6a)

Mortgage Payment Interest 9.791(4)

Office Supplies & Expenses 4,218

Property Taxes 1,470

Legal and Audit Fees 2,000

TOTAL SALES, GENERAL &

ADMINISTRATIVE EXPENSES 19,879

NET INCOME (LOSS) FROM OPERATIONS $(25,123)

=====================================================================

The accompanying financial footnotes are an integral part of the financial statements.

WOODSTOCK TREE FARMS, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD

February 23, 2000 to December 31, 2000

CASH BEGINNING OF PERIOD $ -0-

NET (LOSS) FOR THE PERIOD $(25,123)

ADJUSTMENTS RECONCILE (LOSS) TO NET

CASH PROVIDED(USED)FROM OPERATIONS

CASH PROVIDED(USED)IN OPERATIONS:

INCREASE(DECREASE) IN LIABILITIES AND

DECREASE(INCREASE) IN ASSETS

Depreciation Fixed Assets $ 3,823(3)

Decrease in Farm Trees / Cost of trees sold 5,000

Increase Current Liabilities

Accounts Payable Accruals $ 10,000

Accrued Liabilities 15,000 25,000 33,823

CASH(USED)PROVIDED INVESTMENT ACTIVITIES:

Purchase of Tree Farm:

Cost of Trees $(100,000)(1)

Cost of Land (70,000)(1)

Cost of Buildings (15,000)(1)

Capital Improvements-Planting New Trees/

Upgrade Farm (93,675)(2)

Capital Improvements-Buildings/ Facilities (26,701)(2) (305,376)

CASH PROVIDED(USED) FINANCING ACTIVITIES:

Net Increase Long Term Liabilities-Assumed Mortgage $ 145,412(4)

Issuance of Woodstock Common 80,400(6c)

Increase Notes Payable/Operating Advances 85,864(5) 311,676

CASH END OF PERIOD $ 15,000

=====================================================================

The accompanying financial footnotes are an integral part of the financial statements.

WOODSTOCK TREE FARMS, INC.

NOTES TO FINANCIAL STATEMENTS

YEAR ENDING DECEMBER 31, 2000

1) Tree Farm Acquisition - $185,000

On February 29, 2000, Magellan Capital Corporation (a related entity), transferred to

Woodstock the ownership of an existing tree farm purchased on February 7, 2000 for

$185,000. This asset transfer was made at the original acquisition costs and consisted of 200 trees valued at $500 per tree, as shown on the February, 2000 Closing Escrow Statement; 2 stucco buildings, and 9.5 acres of land. The cost allocation of this transaction is as follows:

Useful Life

a) 200 trees (estimated at $500 each) $100,000

b) 2 stucco buildings (estimated at $7,500 each) 15,000 10 yrs.

Sub Total $115,000

c) Balance allocated to the value of 9.5 acres of land 70,000

Total Purchase Cost $185,000

=======

2) Capitalized Improvements - $93,675 planting new trees and $26,701 for upgrading of buildings and farming facilities and operations.

  Depreciation buildings and capitalized buildings improvements is based on a 10 year remaining useful life. Depreciation for the period was buildings $1,375 and capitalized improvements $2,448.

  Assumption of mortgage on land and buildings - $148,000 on February 29, 2000.

  This long term liability is a ten year note payable at 8.00% per annum, with payments of $1,237.93 starting with the 1st payment due on March 15, 2000 continuing until February 15, 2010, at which time all unpaid sums of principle and any accrued interest will immediately become due and payable. The outstanding balance at year ending December 31, 2000 was $145,412.08.

  Notes payable/operating advances - $85,864

All of the necessary funding for the Woodstock Tree Farms, Inc. has been provided by Magellan Capital Corporation and Hulven International. For the period February 23, 2000 through December 31, 2000, the following monies were paid on behalf of Woodstock:

.

    Magellan Capital/Magellan Capital Profit Sharing Plan

    Total funds provided $113,864

    Less amount converted for stock (6b) $53,000

    Balance due 12/31/2000 $60,864

    Hulven International-

Total funds provided 50,000

Less amount converted for stock (6b) 25,000

Balance due 12/31/2000 _____ _____ 25,000

c) Grand Total $163,864 $78,000 $85,864

====== ====== =====

  Issuance of 1,800,000 shares Woodstock Tree Farms, Inc. par value of $.001/
  240,000 shares were issued to officers/directors during year 2000 for services rendered on behalf of Woodstock Tree Farms, Inc. at $.01/share.

  $.01/sh % of shares

  Name_________ Title No.Shs. $Value Outstanding

  D. K. Mork President/Owner 80,000 800 4.4

  R.A. Baker Secretary/Director 80,000 800 4.4

  N.L. LeBeBoeuf Controller 80,000 800 4.4

  240,000 2,400 13.2

  ====== ==== ===

  1,560,000 shares were issued at $.05/share to following entities as partial settlement of amounts due them for monies advanced for purchase of the tree farm and the improvements made as set forth previously in item 5c:

$.01/sh % of shares

Name_of Company________ No.Shs. $Value Outstanding

Hulven International 500,000 $25,000 27.8

Magellan Capital Corporation 860,000 43,000 47.9

Magellan Capital Corporation Profit Sharing Plan 200,000 10,000 11.1

Sub-Total 1,560,000 $78,000 86.8

====== ===== ===

c) Grand Total at 12/31/2000 (6A and 6B) 1,800,000 $80,400 100.0

  Cost of Trees Sold - $5,000

Sale of 10 trees costing $500.00 each (footenote 1) based on actual cost of trees acquired with the farm on 2/29/2000

WOODSTOCK TREE FARMS, INC.

BALANCE SHEET

PERIOD ENDING 3/31/2001 and 12/31/2000

ASSETS

3/31/2001 12/31/2000

Current Assets

Cash and Equivalents $ 65,000(1) $ 15,000

Tree Farm 183,675(4) 188,675

Total Current Assets $248,675 $203,675

Fixed Assets

Buildings, less Accum Deprec

$1,788 and $1,375 respectively $ 13,212(2) $ 13,625

Capital Improvements, less Accum

Deprec $3,182 and $2,448 respectively 23,519(2) 24,253

Total Fixed Assets 36,731 37,878

Land 70,000 70,000

TOTAL ASSETS $355,406 $ 311,553

=====================================================================

LIABILITIES & SHAREHOLDERS' EQUITY

LIABILITIES

Current Liabilities

Accrued Liabilities $ 15,000 $ 15,000

Accounts Payable 10,000 10,000

Notes Payable-Operating Advances 86,572 85,864

Total Current Liabilities $111,572 $ 110,864

Long Term Liabilities

Notes Payable-

Mortgage on Land and Buildings $144,601(3) $ 145,412

TOTAL LIABILITIES $256,173 $ 256,276

SHAREHOLDER'S EQUITY

Common Stock, Par Value $.001 per share;

Authorized 100,000,000 Shares; Issued &

Outstanding 2,000,000 and 1,800,000

shares respectively $ 2,000 $ 1,800

Paid-In Capital 128,400 78,600

Total Common Stock $ 130,400 80,400

Accumulated (Deficit) (31,167) (25,123)

TOTAL SHAREHOLDERS' EQUITY 99,233 55,277

TOTAL LIABILITIES & SHAREHOLDERS'

EQUITY $355,406 $ 311,553

=====================================================================

The accompanying financial footnotes are an integral part of the financial statements.

WOODSTOCK TREE FARMS, INC.

INCOME STATEMENT

FOR THE 3 MONTHS ENDING

3/31/2001 and 3/31/2000

3/31/2001 3/31/2000

REVENUES

Sale of Products $ 10,000 $ -0-

Other Misc. Income -0- -0-

TOTAL REVENUES $ 10,000 $ -0-

COST OF PRODUCTS SOLD/COST OF TREES -5,000(4) ____-0-

GROSS PROFIT ON SALE OF PRODUCTS $ 5,000 $____-0-

COST OF GOODS SOLD

Overhead/Operating Expenses

Farming Labor Services $ 1,560 $ 463

Tree Services (Care & Feeding) 1.387 525

Utilities Expense 918 150

Operating Supplies 1,509 130

Maintenance Services 450 300

Depreciation Allowance/Fixed Assets 1,147(2) 382

TOTAL COST OF GOODS SOLD 6,971 1,950

GROSS PROFIT (LOSS) $ (1,971) (1,950)

SALES, GENERAL & ADMIN.EXPENSES

Mortgage Payment Interest $ 2903(3) $ 987

Office Supplies & Expenses 670 200

Property Taxes -0- -0-

Legal and Audit Fees __500 _ _-0-

TOTAL SALES, GENERAL &

ADMINISTRATIVE EXPENSES 4,073 1,187

NET INCOME (LOSS) FROM OPERATIONS $(6,044) $ (3,137)

=====================================================================

The accompanying financial footnotes are an integral part of the financial statements.

WOODSTOCK TREE FARMS, INC.

STATEMENT OF CASH FLOWS

FOR THE 3 MONTHS ENDING

3/31/2001 and 3/31/2000

3/31/2001 3/31/2000

CASH BEGINNING OF PERIOD $ 15,000 $ -0-

NET (LOSS) FOR THE PERIOD $(6,044) (3,137)

ADJUSTMENTS RECONCILE (LOSS) TO NET

CASH PROVIDED(USED)FROM OPERATIONS

CASH PROVIDED(USED) IN OPERATIONS:

INCREASE(DECREASE) IN LIABILITIES AND

DECREASE(INCREASE) IN ASSETS

Depreciation Fixed Assets $ 1,147 $ 382

Decrease in Farm Trees /Cost of Tree sold 5,000 -0-

Increase Current Liabilities 708 -0-

CASH PROVIDED (USED) IN OPERATIONS 6,855 (2,755)

CASH(USED)PROVIDED INVESTMENT ACTIVITIES:

Purchase of Tree Farm:

Cost of Trees -0- $(100,000)

Cost of Land -0- (70,000)

Cost of Buildings -0- (15,000)

CASH (USED) PROVIDED INVESTMENT -0- (185,000)

CASH PROVIDED(USED) FINANCING ACTIVITIES:

(Decrease) Increase in Long Term Liabilities

Assumed Mortgage $ (811) $ 148,000

Issuance of Woodstock Common 50,000 -0-

Increase Notes Payable/Operating Advances -0- 54,755

CASH PROVIDED (USED) FINANCING 49,189 202,755

CASH AND CASH EQUIVALENTS

AT END OF PERIOD $ 65,000 $ 15,000

=====================================================================

The accompanying financial footnotes are an integral part of the financial statements.

WOODSTOCK TREE FARMS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE FIRST QUARTER ENDING MARCH 31, 2001

The financial footnotes to the year ending December 31, 2000 financial statements contained all of the pertinent comments to Woodstock's first year of operation. Prior year first quarter ending March 31, 2000 represented one month of operation because the company was incorporated on February 23, 2000.

  Cash and equivalents - $65,000

  On March 31, 2001 the proceeds of $50,000 from the sale of 200,000 shares of Woodstock Tree Farms, Inc. common stock sold in a private placement at $.25 per share was deposited into the company's checking account.

  Depreciation of buildings and capital improvements - $1,147

  Depreciation on the buildings for the quarter 3/31/2001 was $413, accumulated depreciation is $1,788. Depreciation on capital improvements for the quarter 3/31/2001, was $734, accumulated depreciation is $3,182. Depreciation is based on a ten year remaining life.

  Mortgage interest on land and buildings - $2,903

  Interest for the three month period ending March 31, 2001 was $2,903. Interest for the prior years 1st quarter March 31, 2000 was $987, representing initial payment on the ten year 8% note due February 15, 2010. The net decrease on the principle amount was $811 for the year to date March 31, 2001.

  Cost of trees sold - $5,000

Sale of ten trees during 1st quarter March 31, 2001 based on actual costs of trees acquired with the farm on 2/29/2000

Part II. Information not required in prospectus.

Indemnification of officers and directors.

Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Recent sales of unregistered securities.

There have been no recent sales of unregistered securities.

Exhibits.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Undertakings.

The undersigned registrant hereby undertakes to:

We will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would exceed that which was registered) and any from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to directors, officers and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT LIST

EXHIBIT LIST

    Articles of Incorporation by company on Feb 23, 2000.)

3.2 By-Laws.

    Opinion re: Legality of stock being registered

By Jody Walker, Esq.

    Consent of Accountant David Winings for inclusion of December 31, 2000 and March

31, 2001 audit into Registration statement.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coachella, California U.S.A.

On April 9, 2001

Signed by: /s/ Dempsey K. Mork

Dempsey K. Mork

President/Owner-Founder

Exhibit 3.1

P UA

1410:

Important. Road attached Instructions before comopleting MOW

1412:

Official Use Only

0 I. -) -7-00 47L

FEB

'I. NAM of Corporation

2. Resident Agent A

Agents/Filings, IN

IN= ]East William Street, Suite 207 Carson City NEVADA 89701 I I

-81miLAddrese

Z12 Code

.001

Number of shares Number of shares common par value .001 without par volue:

Shall be styled as Directors or -

Trustees

The Fast Board of Dimclors/trustees %hall consist of mermbers whose names and addresses# are as follows:

De 1 M o it k pne e y IDe

Randall kerRandall

name 5 1 8 Ave. A CA gags

Name 92236 Ave. 51 Cad che "A CA 83 888

Address City State zip

Address City 8". ZIP

6.

The purpose of this Corporation shall be:

any

lawful Ode tivity

a. Other Matters

Number of addItIional pages attached* -4~

7. Names A

A&, K. gag

Mad Signatures

N 888 Ave. 51 Coachella

Name

notorized attache additional

Address D A-

Address City -stati.

Incorporators

Signat "

signature

Nora

This instrument wag, acknowledged before me on

This instrument Was acknowledged before me OR

Name of person

of person

As incorporator

At incorporator

of

of-

Name of party on behalf of whom instrument executed)

(Name of patty on behalf of whom Instrument executed

Notary Public Signature

Notary public Signature

(affix notary Stamp or seal)

(affix notary stamp or seal

GKL Resident Agrents/Filings INC

hereby Accept appointment as Resident Agent roe the above

Well- lit

named corporation

appointment of

~&-

- - 2/23/00

News" Secretary of State Wamt Corporation revised on 02/12/89

1605:

Exhibit 3.2

BY-LAWS

                                 OF

                        A Nevada Corporation

                         ARTICLE I - OFFICES

The registered office of the Corporation in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation.

The Corporation may also maintain offices at such other places within or without the State of Nevada as the Board of Directors may, from time to time,

determine.

ARTICLE II - MEETING OF SHAREHOLDERS Section I - Annual Meetings: (Chapter 78.3

1 0) The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors.

Section 2 - Special Meetings: (Chapter 78.' ) I 0)

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors and shall be held within or without the State of Nevada.

Section 3 - Place of Meetings: (Chapter 78.3 1 0)

Meetings of shareholders shall be held at the registered office of the

Corporation, or at such other places, within or without the State of Nevada as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation's registered office in the state of

Nevada.

Section 4 - Notice of Meetings: (Section 78.370)

(a)  Written or printed notice of each meeting of shareholders, whether annual or special, signed by the president, vice president or secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called, shall be served either personally or by mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law.  If mailed, such notice shall be deemed to be given when deposited in the United

States mail, addressed to the shareholder as it appears on the share transfer records of the Corporation or to the current address, which a shareholder has delivered to the Corporation in a written notice.

*Unless otherwise stated herein all references to "Sections" in these Bylaws refer to those sections contained in Title 78 of the Nevada Private

Corporations Law.

                             NV Bylaws-1

(b)  Further notice to a shareholder is not required when notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings; or all, and at least two payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverable.

Section 5 - Quorum: (Section 78.320)

(a)  Except as otherwise provided herein, or by law, or in the Articles of

Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b)  The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c)  Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 6 - Voting and Acting: (Section 78.320 & 78.350)

(a)  Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.

(b)  Except as otherwise provided by statute, the Certificate of

Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the

Corporation. (c) Where appropriate communication facilities are reasonably available, any or all shareholders shall have the right to participate in any shareholders' meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 7 - Proxies: (Section 78.355)

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, his authorized officer,

director, employee or agent or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature, or by his attorney-in-fact there unto duly authorized in writing.  Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest.  A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder.  If it is determined that the telegram, cablegram or

                             NV Bylaws-2

other electronic transmission is valid, the persons appointed by the

Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied.  No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy.  Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.  If any shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if one is present, then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

Section 8 - Action Without a Meeting: (Section 78.320)

Unless otherwise provided for in the Articles of Incorporation of the

Corporation, any action to be taken at any annual or special shareholders'

meeting, may be taken without a meeting, without prior notice and without a vote if written consents are signed by a majority of the shareholders of the

Corporation, except however if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required.  Such written consents must be filed with the minutes of the proceedings of the shareholders of the

Corporation.

                  ARTICLE III - BOARD OF DIRECTORS

Section I - Number, Term, Election and Qualifications: (Section 78.115, 78.330)

(a)  The first Board of Directors and all subsequent Boards of the Corporation shall consist of unless and until otherwise determined by vote of a majority of the entire Board of Directors.  The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the

Corporation.  A Director need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws so require.

(b)  Except as may otherwise be provided herein or in the Articles of

Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of

Incorporation of the Corporation or these Bylaws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c)  The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors.

Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, unless their ten-ns are staggered in the Articles of

Incorporation of the Corporation (so long as at least one - fourth in number of the Directors of the Corporation are elected at each annual shareholders'

meeting) or these Bylaws, or until his prior death, resignation or removal.

Any Director may resign at any time upon written notice of such resignation to the Corporation.

                             NV Bylaws-3

(d)  All Directors of the Corporation shall have equal voting power unless the

Articles of Incorporation of the Corporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the

Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation.

If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these Bylaws to a majority or other proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of

Incorporation.

Section 2 - Duties and Powers: (Section 78.120)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under

Nevada state law, are in the Articles of Incorporation or by these Bylaws,

expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3 - Regular Meetings, Notice: (Section 78.' ) I 0)

(a)  A regular meeting of the Board of Directors shall be held either within or without the State of Nevada at such time and at such place as the Board shall fix.

(b)  No notice shall be required of any regular meeting of the Board of

Directors and, if given, need not specify the purpose of the meeting;

provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these

Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

Section 4 - Special Meetings-, Notice: (Section 78.3 1 0)

(a)  Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b)  Except as otherwise required statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, or delivered orally,with sufficient time for the convenient assembly of Directors thereat, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held.  If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United

States mails, so addressed, with postage prepaid.  If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph

                             NV Bylaws-4

company.  A notice, or waiver of notice, except as required by these Bylaws,

need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c)  Notice of any special meeting shall not be required to be given to any

Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting.  Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairperson:

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors.  If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence,

any other director chosen by the Board of Directors shall preside.

Section 6 - Quorum and Adjournments: (Section 78.315)

(a)  At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws.

(b)  A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists.  Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

Section 7 - Manner of Acting: (Section 78.315)

(a)  At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b)  Except as otherwise provided by law, by the Articles of Incorporation, or these bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c)  Any action authorized in writing made prior or subsequent to such action,

by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(c)  Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of

Directors meeting, or a committee of the Board of

                             NV Bylaws-5

Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8 - Vacancies: (Section 78.335)

(a)  Unless otherwise provided for by the Articles of Incorporation of the

Corporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation,

disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of

Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b)  Unless otherwise provided for by law, the Articles of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to FILL such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9 - Resignation: (,Section 78.335)

A Director may resign at any time by giving written notice of such resignation to the Corporation. Section 10 - Removal: (Section 78.335) Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose, unless the Articles of

Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its

Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her.  If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

Section I 1 - Compensation: (Section 78.140)

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

                             NV Bylaws-6

Section 12 - Committees: (Section 78.125)

Unless otherwise provided for by the Articles of Incorporation of the

Corporation, the Board of Directors, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution.  Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein.  Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these

Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

                        ARTICLE IV - OFFICERS

Section I - Number, Qualifications, Election and Term of Office: (Section

78.130)

(a)  The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws.  The officers of the Corporation shall consist of a president, secretary and treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable.  Any officer may hold two or more offices in the Corporation.

(b)  The officers of the Corporation shall be elected by the Board of

Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c)  Each officer shall hold office until the annual meeting of the Board of

Directors next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Corporation. Section 3 - Removal: Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Vacancies:

(a)  A vacancy, however caused, occurring in the Board and any newly created

Directorships resulting from an increase in the authorized number of

Directors may be filled by the Board of Directors.

                             NV Bylaws-7

Section 5 - Bonds:

The Corporation may require any or all of its officers or Agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section 6 - Compensation:

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

                    ARTICLE V-- SHARES OF STOCK

Section I - Certificate of Stock: (Section 78.235)

(a)  The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b)  Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by him in the

Corporation.  Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If the

Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities.  If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the

Corporation with the same effect as if he were such officer at the date of its issue.

(c)  If the Corporation issues uncertificated shares as provided for in these

Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

(d)  Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2 - Lost or Destroyed Certificates: (Section 104.8405)

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the

Corporation alleged to have been lost, stolen or destroyed if the owner:

(a)  so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser,

                             NV Bylaws-8

        (b) files with the Corporation a sufficient indemnity bond; and

        (c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.

Section 3 - Transfers of Shares: (Section 104.8401, 104.8406 & 104.8416)

(a)  Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the

Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b)  The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and,

accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date: (Section 78.215 & 78.'150)

(a)  The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.  If no record date is fixed,

the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given,

or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

    (b) The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c)  A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5 - Fractions of Shares/Scrip (Section 78.205)

The Board of Directors may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights,

receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the

                             NV Bylaws-9

payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation or its agent for that purpose,

exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of shareholder, except as therein provided.

The scrip may contain any provisions or conditions that the Corporation deems advisable.  If a scrip ceases to be exchangeable for full share certificates,

the shares that would otherwise have been issuable as provided on the scrip are deemed to be treasury shares unless the scrip contains other provisions for their disposition.

          ARTICLE VI - DIVIDENDS (Section 78.215 & 78.288)

(a)  Dividends may be declared and paid out of any funds available therefor,

as often, in such amounts, and at such time or times as the Board of

Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

(b)  Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless:

         (i)   so authorized by the Articles of Incorporation;

         (ii)  a majority of the shareholders of the class or series to be issued approve the issue; or

         (iii) there are no outstanding shares of the class or series of shares that are authorized to be issued.

          ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

          ARTICLE VIII - CORPORATE SEAL (Section 78.065)

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.  The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

          ARTICLE IX - AMENDMENTS

Section I - By Shareholders:

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section 2 - By Directors: (Section 78.120)

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

                            NV Bylaws-10

           ARTICLE X - WAIVER OF NOTICE: (Section 78.375)

Whenever any notice is required to be given by law, the Articles of

Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting.

         ARTICLE XI - INTERESTED DIRECTORS: (Section 78.140)

No contract or transaction shall be void or voidable if such contract or transaction is between the corporation and one or more of its Directors or

Officers, or between the Corporation and any other corporation, partnership,

association, or other organization in which one or more of its Directors or

Officers, are directors or officers, or have a financial interest, when such

Director or Officer is present at or participates in the meeting of the

Board, or the committee of the shareholders which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if-

(a)  the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of

Directors or the committee and are noted in the minutes of such meeting, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b)  the material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)  the contract or transaction is fair as to the Corporation as of the time it is authorized, approved  or ratified, by the Board of Directors, a committee of the shareholders; or

(d)  the fact of the common directorship, office or financial interest is not disclosed or known to the Director or Officer at the time the transaction is brought before the Board of Directors of the Corporation for such action.

Such interested Directors may be counted when determining the presence of a quorum at the Board of Directors' or committee meeting authorizing the contract or transaction.

ARTICLE XII - ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED

AGENT: (Section 78.150 & 78.165)

The Corporation shall, within sixty days after the filing of its Articles of

Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada.  Such list shall be certified by an officer of the Corporation.

                            NV Bylaws-11

Exhibit 5.1

May 11,2001

Securities and Exchange Commission

Washington, D.C.

       Re:  Wodstock Tree Farms, Inc.

To Whom It May Concern:

Woodstock Tree Farms, Inc.  is  a  corporation  duly  incorporated  and  validly existing and in good standing under the laws of the state of

Nevada.   Woodstock Tree Farms, Inc. has  full  corporate  powers to own its property and  conduct  its business, as such business is described in the prospectus.  Woodstock Tree Farms, Inc. is qualified to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of  property  and the conduct of business requires such qualification.

This opinion is given in connection with the registration with the

Securities and Exchange Commission of six hundred seventy six thousand, (676,000) shares of common  stock at a price of $.25 per share.

I have acted as special counsel to Woodstock Tree Farms, Inc. in connection  with  the preparation of the Registration Statement

Form SB-2, pursuant to which such shares are  being registered and, in so acting, I have examined the originals and copies of the corporate instruments,  certificates  and other documents of

Woodstock Tree Farms, Inc.  and interviewed representatives of

Woodstock Tree Farms, Inc. to the extent deemed it  necessary

in   order  to  form  the basis for the opinion hereafter set

forth. In such examination I have assumed the genuineness of all signatures and  authenticity of all documents submitted to

me as  certified or photostatic  copies.   As to all questions

of fact material  to  this  opinion which have not been

independently established, I have  relied upon statements or certificates of officers or representatives of Woodstock

Tree Farms, Inc.

All  of  the  676,000  shares being registered are now

authorized and issued shares.

Based upon the foregoing, I am of the opinion that the 676,000 shares  of common  stock  of  Woodstock Tree Farms, Inc.  being registered  for sale  by Woodstock Tree Farms, Inc. when

issued and sold pursuant to this Registration Statement will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof.

The undersigned hereby consents to the use of this opinion in

Connection with such Registration Statement and its inclusion

As an exhibit accompanying such Registration Statement.

Very truly yours,

Jody Walker, Esq.

Littleton, Colorado

Exhibit 24.1

     D.M.W.

     DAVID M. WININGS

     CERTIFIED PUBLIC ACCOUNTANT

     Palm Desert, CA 92211

     April 23, 2001

     To Whom It May Concern:

                 Consent to Independent Accountants

      I  hereby  consent to the incorporation in the SEC SB2 of

      my report dated April 23, 2001 relating  to the financial

      statements of  Woodstolck Tree Farms, Inc.  for periods

      ending December 31, 2000 and March 31, 2001.

      /s/ David M. Winings

      David M. Winings